Exhibit 10.2

INVESTMENT AGREEMENT
This INVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of June 25, 2019 by and among Conformis, Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).
RECITALS
A.The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”);
B.    The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”); and
C.    Contemporaneously with the sale of the Shares, the parties will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.
In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
“1933 Act” has the meaning set forth in the Recitals.
“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“2018 Form 10-K” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 13, 2019.
“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners if such Person is a partnership and, for any Person that is a limited liability company, that Person’s managers and members.
“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the

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USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Investor is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in New York City are closed.
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Company’s Knowledge” means to the actual knowledge, after reasonable investigation, of the President, Chief Executive Officer, or Chief Financial Officer of the Company.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.
“Intellectual Property” means all of the Company’s or any Subsidiary’s right, title and interest in and to the following: (a) Copyrights, Trademarks and Patents; (b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know how, operating manuals; (c) any and all source code; (d) any and all design rights which may be available to the Company; (e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and (f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Loan Agreement” means that certain Loan and Security Agreement, of even date herewith, by and among Innovatus Life Sciences Lending Fund I, LP, a Delaware limited

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partnership, as collateral agent, the lenders named therein, the Company, IMATX, Inc., a California corporation, and Conformis Cares LLC, a Delaware limited liability company.
“Material Adverse Effect” means a material adverse effect on (i) the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, when taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents, or (iii) the ability of the Company to perform its obligations under the Transaction Documents, except that for purposes of Section 6.1(g) of this Agreement, in no event shall a change in the market price of the Common Stock alone constitute a “Material Adverse Effect”.
“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) and (b)(10) of Regulation S-K.
“Nasdaq” means The Nasdaq Stock Market LLC.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Registration Rights Agreement” has the meaning set forth in the Recitals.
“SEC Filings” means the filings made by the Company pursuant to the 1934 Act.
“Shares” has the meaning set forth in the Recitals.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act.
“Subscription Amount” means, as to an Investor, the aggregate amount to be paid for the Shares purchased hereunder as specified opposite such Investor’s name on Exhibit A, under the column entitled “Aggregate Purchase Price of Shares,” in U.S. Dollars and in immediately available funds.
“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless otherwise specified, references herein to a Subsidiary mean a Subsidiary of the Company.

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“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company and its Subsidiaries connected with and symbolized by such trademarks.
“Trading Day” means a day on which the Nasdaq is open for trading.
“Transaction Documents” means this Agreement and the Registration Rights Agreement.
“Transfer Agent” has the meaning set forth in Section 7.4.
“USPTO” has the meaning set forth in Section 4.11(b).
2.    Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A at a price per Share equal to $3.87.
3.    Closing.
3.1.    Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors, and if no time is so agreed, then at 10:00 am, Boston time, on the second Trading Day following the date hereof.
3.2.    On the Closing Date, each Investor shall deliver or cause to be delivered to the Company the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company prior to the Closing Date.
3.3.    On the Closing Date, the Company shall deliver or cause to be delivered to each Investor a number of Shares, registered in the name of the Investor, in the amount set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A; provided that, if an Investor requests a physical stock certificate, the Company shall promptly cause the Transfer Agent to deliver facsimile or “.pdf” copies of such certificates, with the original stock certificates to be delivered within 10 days after the Closing Date.
4.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the schedules delivered herewith or as described in the SEC Filings, which exceptions shall qualify these representations and warranties in their entirety, the following representations are true and correct as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date:

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4.1.    Organization.
(a)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the SEC Filings and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
(b)    Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the SEC Filings and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
4.2.    Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of the Transaction Documents, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.
4.3.    Capitalization. The Company had an authorized and outstanding capitalization as set forth in the 2018 Form 10-K as of the dates set forth therein. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in the 2019 Form 10-Q, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary any shares of the capital stock of the Company or any Subsidiary, subject to the grant of equity incentive awards consistent with past practices. The description of the Company’s equity incentive, stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the SEC Filings accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
4.4.    Valid Issuance. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights or any restrictions on transfer or voting, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

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4.5.    Consents. None of the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, or the issuance and sale of the Shares, will (a) conflict with any of the Company’s organizational documents, (b) contravene, conflict with, constitute a default under or violate any provision of applicable law or any Material Contract, or (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which the Company or a Subsidiary, or any of their property or assets, may be bound or affected, except in the cases of clause (b) above, where such contravention, conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.
4.6.    Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for general corporate purposes.
4.7.    No Material Adverse Change. Since March 31, 2019, there has not been any event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.
4.8.    SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one-year period preceding the date hereof. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
4.9.    Compliance.
(a)    None of the Company or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. None of the Company or any Subsidiary has violated any laws, ordinances or regulations of any governmental authority, the violation of which could reasonably be expected to have a Material Adverse Effect. None of the Company’s or any Subsidiary’s properties or assets has been used by the Company or a Subsidiary or, to the Company’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. The Company and each Subsidiary has obtained all material consents, approvals and authorizations of all governmental authorities that are necessary to continue their respective businesses as currently conducted.
(b)    None of the Company, any Subsidiary, or to the Company’s Knowledge, any of their respective Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any

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Anti-Terrorism Law, or (iii) is a Blocked Person. None of the Company, any Subsidiary, or to the Company’s Knowledge, any of their respective Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
4.10.    Tax Returns and Payments; Pension Contributions. The Company and each Subsidiary has timely filed all federal and state income and all other material tax returns and reports, and the Company and each Subsidiary has timely paid all material foreign, federal, state, and local taxes, assessments, deposits and contributions owed by the Company and the Subsidiaries in an amount greater than Fifty Thousand Dollars ($50,000.00), in all jurisdictions in which the Company or any Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the next sentence. The Company and each Subsidiary may defer payment of any contested taxes, provided that the Company or such Subsidiary in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted. None of the Company or any Subsidiary is aware of any claims or adjustments proposed for any of the Company’s or such Subsidiary’s prior tax years which could result in additional taxes becoming due and payable by the Company or any Subsidiary.
4.11.    Intellectual Property.
(a)    The Company and its Subsidiaries own or have existing licenses under Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries, in the manner described in the SEC Filings, and such licenses are enforceable against the Company and, to the Company’s Knowledge, enforceable against the counterparties to the license agreements under which such licenses were granted to the Company, except as certain rights under any licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; to the Company’s Knowledge, except as set forth on the schedules delivered herewith or as described in the SEC Filings, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting.
(b)    Except as set forth on the schedules delivered herewith or as set forth in the SEC Filings, (i) neither the Company nor any Subsidiary is obligated to pay a material royalty, grant a material license to, or provide other material consideration to any third party in connection with the Intellectual Property, (ii) neither the Company nor any Subsidiary has received any written notice of any claim of infringement, misappropriation of or conflict with asserted rights of others with respect to any of the Company’s or a Subsidiary’s product candidates, processes or Intellectual Property, (iii) to the Company’s Knowledge, with the exception of the review of pending applications in the United States Patent and Trademark Office (“USPTO”) or corresponding foreign patent offices, no action, suit, claim or other proceeding is pending or, to the Company’s Knowledge, is threatened, challenging the Company’s or any

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Subsidiary’s rights in or to any Intellectual Property, or challenging the validity, enforceability or scope of any Intellectual Property, (iv) to the Company’s Knowledge, none of the development, manufacture, sale or use of any of the discoveries, inventions, product candidates or processes of the Company in the manner presently contemplated by the Company and referred to in the SEC Filings do or will infringe, or violate any right or issued patent claim of any third party in any material respect, (v) to the Company’s Knowledge, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the USPTO and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, (vi) except as would not, individually or in the aggregate, have a Material Adverse Effect, the Intellectual Property owned by the Company and its Subsidiaries is free and clear of all liens or encumbrances, and (vii) to the Company’s Knowledge, none of the Intellectual Property employed by the Company or any Subsidiary in the conduct of the business in the manner described in the SEC Filings has been obtained or is being used by the Company or any Subsidiary in material violation of any contractual obligation binding on the Company or, to the Company’s Knowledge, upon any of its officers, consultants, directors or employees.
4.12.    Litigation. Except as disclosed under the Loan Agreement, there are no actions, suits, or proceedings pending or, to the Company’s Knowledge, threatened in writing, and the Company has not received notice of any governmental investigations pending or threatened, by or against the Company or any Subsidiary involving more than Three Hundred Fifty Thousand Dollars ($350,000.00) or a material claim for infringement of any of Intellectual Property. Except as disclosed under the Loan Agreement, there are no actions, suits, investigations or proceedings pending or, to the Company’s Knowledge, threatened in writing by or against the Company or any Subsidiary involving challenges to the validity of the Intellectual Property.
4.13.    Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included in the SEC Filings fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of the Company and its Subsidiaries, and the consolidated results of operations of the Company and its Subsidiaries (except that unaudited financial statements are subject to normal year-end adjustments and do not contain footnotes). The consolidated financial statements of the Company and its Subsidiaries included in the 2018 Form 10-K comply in all material respects with the applicable requirements of the 1934 Act.
4.14.    Internal Controls; Disclosure Controls. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. Except as described in the 2018 Form 10-K, since the end of the Company’s most

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recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act and applicable regulations thereunder; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company.
4.15.    Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
4.16.    Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.16 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.
4.17.    No Directed Selling Efforts or General Solicitation. None of the Company, any Subsidiary or any Person acting on their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.
4.18.    No Integrated Offering. None of the Company, any Subsidiary or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.
4.19.    Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the shares does not contravene the rules and regulations of Nasdaq.
4.20.    Disclosures. No written representation, warranty or other statement of the Company or any Subsidiary in any certificate or written statement given to the Investors, as of the date such representation, warranty, or other statement was made, taken together with all such

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written certificates and written statements given to the Investors, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections, budgets and forecasts provided by the Company in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections, budgets and forecasts may differ from the projected, budgeted or forecasted results).
5.    Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:
5.1.    Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.
5.2.    Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
5.3.    Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, subject however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.4.    Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.5.    Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, has conducted and completed its own independent due diligence, and has acquired sufficient information about the Company to reach

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an informed and knowledgeable decision to purchase the Shares. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
5.6.    Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
5.7.    Legends. It is understood that, except as provided below, certificates or book entry accounts evidencing the Shares may bear the following or any similar legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”
If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.
5.8.    Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501 under the 1933 Act. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares.
5.9.    No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

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5.10.    Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
5.11.    Short Sales and Confidentiality Prior to the Date Hereof. Such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
5.12.    No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.
5.13.    No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.
5.14.    No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Investor to perform its obligations hereunder.
5.15.    Residency. Such Investor is a resident of the jurisdiction specified below its address on the Schedule of Investors.
6.    Conditions to Closing.
6.1.    Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

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(a)    The representations and warranties made by the Company in Section 4 shall be true and correct as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.
(b)    The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(c)    The Company shall have obtained all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
(d)    The Company shall have executed and delivered the Registration Rights Agreement.
(e)    [Reserved].
(f)    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
(g)    There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(h)    The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (e), (f), (g) and (j) of this Section 6.1.
(i)    The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying (i) the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (ii) the current version of the certificate of incorporation and bylaws of the Company, (iii) the good standing of the Company as evidenced by a certificate of good standing from the Secretary of State of the State of Delaware, and (iv) as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(j)    The Investors shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

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(k)    No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
6.2.    Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which (other than Sections 6.2(b) and 6.2(d)) may be waived by the Company:
(a)    The representations and warranties made by the Investors in Section 5 shall be true and correct as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.
(b)    The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
(c)    The Investors shall have executed and delivered the Registration Rights Agreement.
(d)    Any Investor purchasing Shares at the Closing shall have paid in full its Subscription Amount to the Company.
6.3.    Termination of Obligations to Effect Closing; Effects.
(a)    The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i)    Upon the mutual written consent of the Company and each Investor;
(ii)    By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(iii)    By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
(iv)    By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to June 28, 2019.
provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

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(b)    In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
7.    Covenants and Agreements of the Company.
7.1.    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.
7.2.    Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange.
7.3.    Termination of Covenants. The provisions of Sections 7.1 and 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.
7.4.    Removal of Legends.
(a)    In connection with any sale, assignment, transfer or other disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the certificates or book-entry account holding such Shares, as applicable, and issue an unlegended certificate or make a new, unlegended entry for such book-entry Shares, as applicable, sold or disposed of without restrictive legends within three (3) Business Days of the request of the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.
(b)    Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other customary documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of (i) the Shares being subject to an effective registration statement covering the resale of the Shares, (ii) such time as the Shares have been sold pursuant to Rule 144, or (iii) such time as the Shares are eligible for resale under Rule 144(b)(1) or any successor provision (such earliest date, the

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“Effective Date”), the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall issue a new, unlegended certificate or make a new, unlegended entry for such book entry Shares, as applicable, and (B) cause its counsel to deliver to the Transfer Agent, no later than three (3) Trading Days after the Effective Date, one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 7.4, it will, no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7.4. Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.
7.5.    Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the latest of such time as (a) after the transactions contemplated by this Agreement are first publicly announced, (b) after the Closing, or (c) this Agreement is terminated in full. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of the existence and terms of this transaction.
8.    Survival and Indemnification.
8.1.    Survival. The representations and warranties in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for one year following the Closing, and the covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for two years following the Closing.
8.2.    Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

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8.3.    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (iii) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.
9.    Miscellaneous.
9.1.    Successors and Assigns. This Agreement may not be assigned by a party without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which shares of Common Stock are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their

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respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
9.3.    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.4.    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. The Company or any Investor may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 9.4.
If to the Company:
Attn: Chief Financial Officer
600 Technology Park Drive
Billerica, MA 01821
Facsimile: (781) 345-0147
Email: paul.weiner@conformis.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
Attn: Hal Leibowitz, Esq.
60 State Street
Boston, MA 02109
Facsimile: (617) 526-5000
Email: hal.leibowitz@wilmerhale.com
If to the Investors:
to the addresses set forth on the signature pages to this Agreement with a copy (which shall not constitute notice) to:
Greenberg Traurig, LLP
Attn: Abdullah Malik, Esq.

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One International Place, Suite 2000
Boston, Massachusetts 02110
Facsimile: (617) 897-0983
Email: malikab@gtlaw.com
9.5.    Expenses. The parties shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel. If legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable documented out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.
9.6.    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (a) prior to Closing, each Investor and (b) following the Closing, each holder of any Shares purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Shares and the Company.
9.7.    Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company without the prior written consent of the Investors (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or regulations or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investors, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the Trading Day immediately following the date this Agreement is executed, the Company shall file a Current Report on Form 8-K or issue a press release, reasonably acceptable to the Investors, disclosing all material terms of transactions contemplated by this Agreement, the Loan Agreement and the Registration Rights Agreement. Except as contemplated by this Section 9.7 or under the Loan Agreement, neither the Company nor any its Subsidiary shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or regulations or the applicable rules or regulations of any securities exchange or securities market.
9.8.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

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prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
9.9.    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
9.10.    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
9.11.    Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
(b)    Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(c)    The Company irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Company specified herein (and shall be effective when such mailing shall be effective, as provided therein). The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(d)    THE COMPANY AND EACH INVESTOR UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(e)    Nothing contained in this Section 9.11 shall affect the right of the Investors to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.
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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	CONFORMIS, INC.

	By:	/s/ Paul Weiner
	Name:	Paul Weiner
	Title:	Chief Financial Officer

Signature Page to Investment Agreement

INVESTOR:	INNOVATUS LIFE SCIENCES OFFSHORE FUND I, LP

By: Innovatus Life Sciences Offshore GP, LP,
its General Partner

By: Innovatus Flagship Offshore Parent GP, LLC,
its General Partner

	By:	/s/ Andrew Dym
	Name:	Andrew Dym
	Title:	Authorized Signatory

Investor Information

Entity Name: Innovatus Life Sciences Offshore Fund I, LP
Contact Person: Claes Ekstrom
Address: 777 Third Avenue, 25th Floor
New York, NY 10017

Telephone: (212) 698-4583
Facsimile:
Email: cekstrom@innovatuscp.com
Tax ID#:
Name in which Shares should be issued: Innovatus Life Sciences Offshore Fund I, LP

Signature Page to Investment Agreement
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INVESTOR:	INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP,
its General Partner

By: Innovatus Flagship Parent GP, LLC,
its General Partner

	By:	/s/ Andrew Dym
	Name:	Andrew Dym
	Title:	Authorized Signatory

Investor Information

Entity Name: Innovatus Life Sciences Lending Fund I, LP
Contact Person: Claes Ekstrom
Address: 777 Third Avenue, 25th Floor
New York, NY 10017

Telephone: (212) 698-4583
Facsimile:
Email: cekstrom@innovatuscp.com
Tax ID#:
Name in which Shares should be issued: Innovatus Life Sciences Lending Fund I, LP

Signature Page to Investment Agreement

INVESTOR:	INNOVATUS LIFE SCIENCES OFFSHORE FUND I-A, LP

By: Innovatus Life Sciences Offshore GP, LP,
its General Partner

By: Innovatus Flagship Offshore Parent GP, LLC,
its General Partner

	By:	/s/ Andrew Dym
	Name:	Andrew Dym
	Title:	Authorized Signatory

Investor Information

Entity Name: Innovatus Life Sciences Offshore Fund I-A, LP
Contact Person: Claes Ekstrom
Address: 777 Third Avenue, 25th Floor
New York, NY 10017

Telephone: (212) 698-4583
Facsimile:
Email: cekstrom@innovatuscp.com
Tax ID#:
Name in which Shares should be issued: Innovatus Life Sciences Offshore Fund I-A, LP

Signature Page to Investment Agreement

EXHIBIT A

Schedule of Investors

Investor Name and Address	Number of Shares to be Purchased	Aggregate Purchase Price of Shares
Innovatus Life Sciences Lending Fund I LP 777 Third Avenue, 25th Floor New York, NY 10017 Attn: Claes Ekstrom Email: cekstrom@innovatuscp.com	499,486	$1,933,010.82
Innovatus Life Sciences Offshore Fund I, LP 777 Third Avenue, 25th Floor New York, NY 10017 Attn: Claes Ekstrom Email: cekstrom@innovatuscp.com	132,154	$511,435.98
Innovatus Life Sciences Offshore Fund I-A, LP 777 Third Avenue, 25th Floor New York, NY 10017 Attn: Claes Ekstrom Email: cekstrom@innovatuscp.com	143,554	$555,553.98

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EXHIBIT B

Registration Rights Agreement

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REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June [__], 2019 by and among Conformis, Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Investment Agreement, dated as of the date hereof, by and among the Company and the Investors (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.
The parties hereby agree as follows:
1.Certain Definitions.
As used in this Agreement, the following terms shall have the following meanings:
“Investors” means the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of Registrable Securities.
“Prospectus” means (a) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (b) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
“Registrable Securities” means (a) the Shares and (b) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided, that, a security shall cease to be a Registrable Security upon (i) a sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (ii) such security becoming eligible for sale without restriction by the Investors pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.
“Registration Statement” means a registration statement of the Company on Form S-3 under the 1933 Act (or if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

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2.    Registration.
(a)    Registration Statement on Form S-3. Subject to the terms of this Agreement, in the event that the Company receives a written request from the Investors that the Company file with the Securities and Exchange Commission (the “SEC”) a Registration Statement covering the resale of all of the Registrable Securities (a “Request”), the Company shall promptly but no later than one hundred twenty (120) days after the date of such Request prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(a)(iii) to the Investors prior to its filing or other submission.
(b)    Expenses. The Company will pay all expenses associated with any Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, but excluding discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
(c)    Effectiveness.
(i)    The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing. The Company shall notify the Investors simultaneously by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
(ii)    The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (1) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay (provided that disclosure to the Board observer associated with such Investor, in such observer’s capacity as an observer, shall not be deemed to be a breach of

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this clause), (2) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as reasonably practicable.
3.    Company Obligations.
(a)    In the event that the Company receives a Request, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as reasonably practicable:
(i)    use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act (the “Effectiveness Period”) and advise the Investors promptly in writing when the Effectiveness Period has expired;
(ii)    use commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;
(iii)    provide copies to and permit any counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto (but excluding any documents incorporated by reference in such Registration Statement, amendments or supplements that are available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system)) no fewer than three (3) days prior to their filing with the SEC and to furnish reasonable comments thereon;
(iv)    furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by such Registration Statement;

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(v)    use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;
(vi)    prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(vi), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(a)(vi), or (iii) file a general consent to service of process in any such jurisdiction;
(vii)    use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;
(viii)    promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
(ix)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection (ix), “Availability Date” means the 45th day following the end of the fourth

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fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).
(b)    The Company shall, with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the later of (A) 12 months after the date of this Agreement or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
(c)    The Company shall, upon reasonable prior notice, make available, during normal business hours, for inspection and review by the Investors, and advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company) (collectively, the “Inspectors”), all pertinent financial and other records, and all other corporate documents and properties of the Company (collectively, the “Records”) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling such Investor and its accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; provided, however, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to such Investor) or use of any Records or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document.
Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review

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and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto; provided, however, that disclosure to the Board observer associated with an Investor, in such observer’s capacity as an observer, shall not be deemed to be a breach of this paragraph.
(d)    Until the later of (i) the termination of the Loan Agreement or (ii) when all Registrable Securities have been sold by the Investors, the Company shall provide to the Investors (i) a copy of the Company’s insider trading policy, and any updates or amendments thereto (the “Policy”), and (ii) notice pursuant to Section 6(b) of the periods when Persons subject to the Policy are permitted to (or prohibited from) trading in the Company’s securities pursuant to the Policy.
4.    Obligations of the Investors.
(a)    Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in such Registration Statement.
(b)    Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
(c)    Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii), or (ii) the happening of an event pursuant to Section 3(a)(viii), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.
(d)    Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.
(e)    Each Investor agrees to use its best efforts not to make a Request, including, for the avoidance of doubt, by effecting any planned sales of Registrable Securities under Rule 144.

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5.    Indemnification.
(a)    Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act or 1934 Act applicable to the Company or its agents; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other documented expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (2) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective, (3) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities, (4) the disposition of any Registrable Securities pursuant to any Registration Statement or Prospectus covering such Registrable Securities during an Allowed Delay, or (5) an Investor’s bad faith, gross negligence, recklessness, fraud or willful misconduct.
(b)    Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements

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therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. Except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from an Investor’s bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall the liability of an Investor under this Section 5(b) be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.
(c)    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (1) the indemnifying party has agreed in writing to pay such fees or expenses, (2) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (3) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(d)    Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

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Except to the extent that any such losses, claims, damages or liabilities are finally judicially determined to have resulted from a holder of Registrable Securities’ bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
6.    Miscellaneous.
(a)    Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Investors.
(b)    Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement, mutatis mutandis.
(c)    Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.
(d)    Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the shares of Common Stock are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.
(e)    Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(f)    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
(g)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(h)    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
(i)    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
(j)    Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(k)    Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.
(i)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
(ii)    Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection, including any objection to the laying of

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venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(iii)    The Company irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Company specified herein (and shall be effective when such mailing shall be effective, as provided therein). The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)    THE COMPANY AND EACH INVESTOR UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(v)    Nothing contained in this Section 6(k) shall affect the right of the Investors to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.
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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	CONFORMIS, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

INVESTOR:	INNOVATUS LIFE SCIENCES LENDING FUND I , LP

By: Innovatus Life Sciences GP, LP,
its General Partner

By: Innovatus Flagship Parent GP, LLC,
its General Partner

By:
Name:
Title:

Signature Page to Registration Rights Agreement

INVESTOR:	INNOVATUS LIFE SCIENCES OFFSHORE FUND I , LP

By: Innovatus Life Sciences Offshore GP, LP,
its General Partner

By: Innovatus Flagship Offshore Parent GP, LLC,
its General Partner

By:
Name:
Title:

Signature Page to Registration Rights Agreement

INVESTOR:	INNOVATUS LIFE SCIENCES LENDING FUND I-A , LP

By: Innovatus Life Sciences Offshore GP, LP,
its General Partner

By: Innovatus Flagship Offshore Parent GP, LLC,
its General Partner

By:
Name:
Title:

Signature Page to Registration Rights Agreement